                                                                   EXHIBIT 99.16

                                   AMENDMENT

     AMENDMENT (this "Amendment"), made effective as of February 7, 2000, by and among Gemstar International Group Limited, a British Virgin Islands corporation ("Gemstar"), G Acquisition Subsidiary Corp., a Delaware corporation and a wholly-owned subsidiary of Gemstar ("Sub"), and TV Guide, Inc., a Delaware corporation ("TV Guide"), to the Agreement and Plan of Merger, dated as of October 4, 1999 (the "Merger Agreement"), by and among Gemstar, Sub and TV Guide. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     WHEREAS, pursuant to the Merger Agreement, Gemstar has agreed to effect the Domestication on or prior to the Closing Date; and

     WHEREAS, the Merger Agreement provides that Gemstar's Certificate of Incorporation and Bylaws following the Domestication and at the Effective Time will be in the respective forms annexed to the Merger Agreement as Exhibit 1.7(a) and Exhibit 1.7(b); and

     WHEREAS, Gemstar and TV Guide have determined that it is advisable for Gemstar to effect the Domestication prior to the Parent Stockholders' Meeting; and

     WHEREAS, the parties are entering into this Amendment in order to set forth their agreement with respect to the forms of Gemstar's Certificate of Incorporation and Bylaws following the Domestication and the Effective Time and certain other matters.

     NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

     Section 1.  Governing Instruments.
     ---------   ----------------------

     (a) Immediately following the Domestication and the Effective Time, Gemstar's Certificate of Incorporation will be in the form set forth as Exhibit A hereto, which shall replace in its entirety Exhibit 1.7(a) to the Merger Agreement.

     (b) Immediately following the Domestication, Gemstar's Bylaws will be in the form set forth as Exhibit B hereto.

     (c) Immediately following the Effective Time, Gemstar's Bylaws will be in the form set forth as Exhibit C hereto, which shall replace in its entirety Exhibit 1.7(b) to the Merger Agreement.

     (d) Immediately following the Domestication, the Parent Rights Agreement will be amended and restated so as to be in the form set forth as Exhibit D hereto (the "Amended Rights Agreement").

     (e) Immediately prior to the Effective Time, the Amended Rights Agreement will be amended as provided on Exhibit E hereto, which shall replace in its entirety

          Exhibit 5.10 to the Merger Agreement.

     (f) Promptly following the Effective Time, Gemstar will effect a merger of a subsidiary of Gemstar with and into Gemstar in accordance with
          Section 253 of the Delaware General Corporation Law solely for the purpose of changing the name of Gemstar to "TV Guide International, Inc."

     Section 2.  Waiver.
     ---------   ------

     To the extent any provisions of the Merger Agreement would prohibit or conflict with actions required to be taken in accordance with Section 1 hereof, such provisions are hereby amended or waived to the extent necessary to permit the taking of such actions.

     Section 3.  Ratification.
     ---------   ------------

     Except as specifically set forth herein, the terms and provisions of the Merger Agreement shall remain in full force and effect and are hereby in all respects ratified and confirmed.

     Section 4.  Representations.
     ---------   ---------------

     Each party represents and warrants to each other party that this Amendment
(1) has been duly executed by its authorized officer, and (2) in accordance with
Section 7.6 of the Merger Agreement has been approved by the affirmative vote of a majority of the members of its entire board of directors.

     Section 5.  Miscellaneous.
     ---------   -------------

     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. This Amendment may be executed in any number of counterparts, all of which shall be considered one and the same instrument. This Amendment shall become effective as of the date first written above when signed by each party and delivered to the other party. Delivery of an executed signature page by facsimile shall be effective execution and delivery.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

                                 GEMSTAR INTERNATIONAL GROUP LIMITED

                                 By: /s/ Stephen A. Weiswasser
                                    ______________________________________
                                 Name:   Stephen A. Weiswasser
                                 Title:  Executive Vice President and
                                          General Counsel

                                 G ACQUISITION SUBSIDIARY CORP.

                                 By: /s/ Stephen A. Weiswasser
                                    ______________________________________
                                 Name:   Stephen A. Weiswasser
                                 Title:  Assistant Secretary

                                 TV GUIDE, INC.

                                 By: /s/ Charles B. Ammann
                                    ______________________________________
                                 Name:   Charles B. Ammann
                                 Title:  Senior Vice President

                                   Exhibit A

                          CERTIFICATE OF INCORPORATION
                                       OF
                       GEMSTAR INTERNATIONAL GROUP LIMITED



                                   ARTICLE I

                                     NAME

          The name of the Corporation is Gemstar International Group Limited (the "Corporation").

                                   ARTICLE II

                                REGISTERED OFFICE

          The location of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of the registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

                                AUTHORIZED STOCK

          The total number of shares of capital stock that the Corporation shall have authority to issue is two billion five hundred million (2,500,000,000) shares, divided into the following classes: two billion three hundred fifty million (2,350,000,000) shares of Common Stock, par value $.01 per share ("Common Stock") and one hundred fifty million (150,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which (i) 25,000,000 shares have been designated Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in Article XI of this Certificate, and (ii) the balance will be issuable in series as provided in Section B of this Article IV.

                                   SECTION A

                                  COMMON STOCK

          Each share of the Common Stock shall have the same relative rights and shall be identical in all respects to all other shares of Common Stock.

          1. Voting Rights.
             -------------

          Holders of Common Stock shall be entitled to one vote for each share of such stock held on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware and, with respect to any series of Preferred Stock, except as may be provided in Article XI or in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by this Certificate, the holders of outstanding shares of Common Stock and the holders of outstanding shares of each series of Preferred Stock, if any, entitled to vote thereon shall vote as one class with respect to the general election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Common Stock or of any other class or series of stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Common Stock or any such series of Preferred Stock shall be required for the approval of any such matter.

          2.  Dividends.
              ---------

          Dividends shall be payable only as and when declared by the Board of Directors out of any assets legally available for the payment of dividends.

          3.  Liquidation and Dissolution.
              ---------------------------

          In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of Common Stock shall share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to its common stockholders. Neither the consolidation or merger of the Corporation with or into any other person or persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3.

                                   SECTION B

                                 PREFERRED STOCK

          The Preferred Stock may be issued, from time to time, in one or more series, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors (a "Preferred Stock Designation"). Without limiting the foregoing, the Board of Directors, in such Preferred Stock Designation (a copy of which shall be filed as required by law), is also expressly authorized to fix with respect to each series:

          (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

          (ii) the dividend rate or amounts, if any, for the particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative, and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

          (iii) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

          (iv) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or another entity, and the terms and conditions of such conversion or exchange, including provisions for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

          (v) the voting rights, if any, full or limited of the holders of a particular series; and

          (vi) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series.

          All shares of any one series of the Preferred Stock shall be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the laws of the State of Delaware.

          Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall resume the status of authorized and unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock.

                                   ARTICLE V

                                   DIRECTORS


                                   SECTION A

                              NUMBER OF DIRECTORS

          The governing body of the Corporation shall be a Board of Directors. Effective upon the filing of the Certificate of Merger of TV Guide, Inc., a Delaware corporation ("TVG"), and G Acquisition Subsidiary Corp., a Delaware corporation and subsidiary of the Corporation (the "Effective Time"), the Board of Directors shall consist of twelve (12) directors. After the Effective Time, the number of directors may be changed by the Board of Directors from time to time by resolution adopted by at least nine of the twelve members of the Board of Directors then authorized. At the Effective Time, six (6) directors shall be persons who are designated by the Board of Directors of TVG prior to the Effective Time to serve on the Board of Directors of the Corporation (the "TVG Directors"), two of whom shall be Independent Directors (as defined in the Corporation's By-laws as amended from time to time), and six (6) directors shall be persons who are designated by the Board of Directors of the Corporation prior to the Effective Time to serve on the Board of Directors of the Corporation (the "GS Directors"), two of whom shall be Independent Directors. No series of Preferred Stock shall be entitled to elect any additional directors, although the terms of any series of Preferred Stock may provide that the shares of such series are entitled to vote in elections of directors.

                                   SECTION B

                                 TERM OF OFFICE

          The Corporation shall have three classes of directors: Class I, Class II and Class III. Each class of directors shall consist of a number of directors equal as nearly as practicable to one-third of the then authorized number of members of the Board of Directors. The initial term of office of the Class I Directors shall expire at the annual meeting of stockholders in 2003; the initial term of office of the Class II Directors shall expire at the annual meeting of stockholders in 2002; and the initial term of office of the Class III Directors shall expire at the annual meeting of stockholders in 2001. At each annual meeting of stockholders of the Corporation, the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified. At the Effective Time, two of the six TVG Directors will be Class I Directors, two will be Class II

Directors and two will be Class III Directors. At the Effective Time, the remaining two Class I Directors, two Class II Directors and two Class III Directors will be GS Directors.

                                   SECTION C

                        ELECTION AND REMOVAL OF DIRECTORS

          Election of directors need not be by written ballot. Advance notice of nominations for the election of directors, other than nominations by the Board of Directors in accordance with the By-laws of the Corporation, shall be given to the Corporation in the manner provided in the By-laws of the Corporation. Directors may be removed from office with or without cause upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (defined below), voting together as a single class at a meeting specifically called for such purpose. The term "Voting Securities" shall mean the Common Stock and any series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.

                                   SECTION D

                    NEWLY CREATED DIRECTORSHIPS AND VACANCIES

          Vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled as shall be specified in the By-laws. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                   SECTION E

                   LIMITATION ON LIABILITY AND INDEMNIFICATION

          1.  Limitation On Liability.
              -----------------------

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

          2.  Indemnification.
              ---------------

          (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person (other than compulsory counterclaims) only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (b) Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

          (c) Claims. If a claim for indemnification or prepayment of expenses under this paragraph 2 is not paid in full within 30 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or prepayment of expenses under applicable law.

          (d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

          3.  Amendment or Repeal.
              -------------------

          Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act of omission occurring prior to the time of such repeal or modification.


                                   SECTION F

                              AMENDMENT OF BY-LAWS

          In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than (x) prior to the Effective Time, a majority of the Board of Directors then authorized and (y) after the Effective Time, nine of the twelve members of the Board of Directors then authorized, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the By-laws of this Corporation, including any provision of the By-laws adopted by the affirmative vote of the Corporation's stockholders.

                                   ARTICLE VI

                            MEETINGS OF STOCKHOLDERS

          Except as otherwise provided in the terms of any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.


                                  ARTICLE VII

                ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

          Subject to the rights of the holders of any class or series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section C of Article V of this Certificate), voting together as a single class at a meeting specifically called for such purpose, shall be required in order for the Corporation to take any action to authorize:

          (a) the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein other than an amendment solely for the purpose of changing the name of the Corporation;

          (b) the adoption, amendment or repeal of any provision of the By-laws of the Corporation; provided, however, that this clause (b) shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the By-laws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

          (c) the merger or consolidation of this Corporation with or into any other person or any binding share exchange to which this Corporation is a party, other than a merger of a subsidiary of this Corporation with and into this Corporation effected in accordance with Section 253 of the Delaware General Corporation Law solely for the purpose of changing the name of this Corporation (it being understood that this clause (c) shall not apply to any transactions specified in that certain Agreement and Plan of Merger dated as of October 4, 1999 by and among this Corporation, G Acquisition Subsidiary Corp. and TVG, as such agreement may be amended from time to time (the "Merger Agreement"), including, as contemplated thereby, the issuance of shares of the Corporation's Common Stock in connection with the merger of G Acquisition Subsidiary Corp. with and into TVG (the "Merger"));

          (d) the sale, lease, exchange or other disposition in one transaction or a series of related transactions of all or a substantial part of the assets of the Corporation and its subsidiaries;

          (e) the dissolution, liquidation or winding up of the Corporation; or

          (f) any other matter (other than the election of directors, the adoption or amendment of any stock option, stock appreciation rights or other stock incentive plan for the Corporation or its subsidiaries and any transactions contemplated by the Merger Agreement including, as contemplated thereby, the issuance of shares of the Corporation's Common Stock in connection with the Merger) required to be submitted to stockholders for approval by the laws of the State of Delaware or by the rules of the national securities exchange or national securities association on which the Common Stock is listed or quoted.

          All rights at any time conferred upon the stockholders of the Corporation pursuant to this Certificate are granted subject to the provisions of this Article VII.

                                  ARTICLE VIII

                                      TERM

          The term of existence of this Corporation shall be perpetual.

                                   ARTICLE IX

                              STOCK NOT ASSESSABLE

          The capital stock of this Corporation shall not be assessable if fully paid. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.

                                    ARTICLE X

                                   SECTION 203

          The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE XI

                            RIGHTS AND PREFERENCES OF

                         SERIES A JUNIOR PREFERRED STOCK


                                   SECTION A

                           DIVIDENDS AND DISTRIBUTIONS

          (1) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of the Corporation's Common Stock, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (2) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                                   SECTION B

                                  VOTING RIGHTS

          The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (2) Except as otherwise provided herein, in any other amendment to this Certificate creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the Corporation's stockholders.

          (3) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                                   SECTION C

                              CERTAIN RESTRICTIONS

          (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section A are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the

Corporation could, under paragraph (1) of this Section C, purchase or otherwise acquire such shares at such time and in such manner.

                                   SECTION D

                                REACQUIRED SHARES

          Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or as otherwise required by law.

                                   SECTION E

                     LIQUIDATION, DISSOLUTION OR WINDING UP

          Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                   SECTION F

                           CONSOLIDATION, MERGER, ETC.

          In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                   SECTION G

                                  NO REDEMPTION

          The shares of Series A Preferred Stock shall not be redeemable.

                                   SECTION H

                                      RANK

          The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                                   SECTION I

                              AMENDMENT OF ARTICLE

          This Article shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                                  ARTICLE XII

                                 INCORPORATOR

          The name and mailing address of the Incorporator is Stephen A. Weiswasser, 135 North Los Robles Avenue, Suite 800, Pasadena, California 91101.

          I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware and the acts amendatory thereof and supplemental thereto, make and file this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true as of February __, 2000.


                                          _________________________________
                                          Stephen A. Weiswasser

                                   Exhibit B

                      GEMSTAR INTERNATIONAL GROUP LIMITED

                             A Delaware Corporation

                                    By-laws

                          ___________________________

                                   ARTICLE I
                                 STOCKHOLDERS

          Section 1.1  Annual Meeting.
                       ---------------

          An annual meeting of stockholders for the purpose of electing those directors whose term of office expires at such meeting and of transacting such other business as may properly come before it shall be held each year at such date, time, and place either within or outside the State of Delaware, as may be specified by the Board of Directors in the notice of meeting.

          Section 1.2  Special Meetings.
                       -----------------

          Except as otherwise provided in the terms of any class or series of preferred stock or unless otherwise provided by law, special meetings of stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation promptly (i) upon the written request of the holders of not less than a majority of the total voting power of the outstanding Voting Securities (as hereinafter defined) of the Corporation (such written request shall set forth the purpose or purposes for which the meeting is called, and in case of a special meeting called for the purpose of nominating directors of the Corporation, the information required by Section 1.9 hereof), or (ii) at the request of a majority of the members of the entire Board. The use of the phrase "entire Board" here refers to the total number of directors which the Corporation would have if there were no vacancies. The Secretary of the Corporation shall immediately notify each member of the Board of Directors of the receipt of any such request.

The term "Voting Securities" shall mean the Corporation's Common Stock, par value $.01 per share ("Common Stock"), and any class or series of preferred stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof. Special meetings of stockholders for any purpose or purposes may be held at such time and place either within or outside the State of Delaware as may be stated in the notice of meeting.

          Section 1.3  Notice of Meetings.
                       -------------------

          Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board or the Chief Executive Officer (if different from the Chairman), the Secretary or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law or the Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate").

          Section 1.4  Notice of Nominations for the Election of Directors and
                       -------------------------------------------------------
the Proposal of Business.
-------------------------

          1.4.1  Annual Meetings of Stockholders.

          Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting delivered pursuant to Section 1.3 of these By-laws, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation that has complied with all applicable requirements of Section 1.9 hereof.

          1.4.2  Special Meetings of Stockholders.

          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 1.3 of these By-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors as provided in Section 2.4 hereof or (ii) by any stockholder of the Corporation that has complied with all applicable requirements of Section 1.9 hereof.

          1.4.3  General.

                 (a) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Certificate or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded.

                 (b)  Notwithstanding the foregoing or the provisions of Section
1.9 of these By-laws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 1.4 or Section 1.9 of these By-laws. Nothing in these By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          Section 1.5  Quorum.
                       -------

          Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law or in the Certificate or elsewhere in these By-laws, at any meeting of stockholders, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority in total voting power of the shares that are present in person or by proxy or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.6 of these By-laws until a quorum shall attend.

          Section 1.6  Adjournment.
                       ------------

          Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned in a single adjournment for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

          Section 1.7  Calling of Meeting.
                       -------------------

          The Chairman of the Board or, in the absence of the Chairman, the Chief Executive Officer (if different from the Chairman) or, in the absence of the Chief Executive Officer, the designee of the Chairman, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

          Section 1.8  Voting.
                       -------

          Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law, the Certificate or elsewhere in these By-laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

          Section 1.9  Advance Notice; Nominations.
                       ----------------------------

          At an annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given pursuant to Section 1.3 hereof or (b) in the case of an annual meeting, (i) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or

(ii) otherwise properly brought before the meeting by a stockholder of the Corporation. For business (other than the nomination of directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. The Secretary shall immediately notify each member of the Board of Directors of the receipt of any such notice and the contents thereof. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in these By-laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this By-law, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted, and if purported to be transacted shall be void.

          At each annual meeting of stockholders, the stockholders shall elect directors in accordance with the Certificate. Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible for election as directors at an annual meeting or at a special meeting called for such purpose pursuant to Section 1.3 of these By-laws. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors pursuant to Section 2.4 hereof or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this By-law. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. The Secretary of the Corporation shall immediately notify each member of the Board of Directors of the receipt of any such notice and the contents thereof. To be timely, a stockholder's notice of nomination in the case of an annual meeting or a special meeting called for the election of directors shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, and, provided, further, that in the case of a special meeting called at the request of a stockholder or stockholders nominating persons for election to the Board of Directors, the notice of nomination by the stockholder(s) requesting such meeting will be timely if received by the Corporation pursuant to Section 1.2 hereof. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director,
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. For purposes of this By-law, "public disclosure" shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

                                  ARTICLE II

                               BOARD OF DIRECTORS

          Section 2.1  Number and Term of Office.
                       --------------------------

                  (a) The governing body of this Corporation shall be a Board of Directors. The number of directors constituting the entire Board shall be such number as may be fixed by the Board of Directors from time to time but shall be not less than three (3) nor more than twelve (12). The initial number of directors shall be nine. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware.

                  (b) The Board of Directors shall be divided into three classes: Class I, Class II and Class III. Each class of directors shall consist of a number of directors equal as nearly as practicable to one-third of the then authorized number of members of the Board of Directors. The initial term of office of the Class I Directors shall expire at the annual meeting of stockholders in 2003; the initial term of office of the Class II Directors shall expire at the annual meeting of stockholders in 2002; and the initial term of office of the Class III Directors shall expire at the annual meeting of stockholders in 2001. At each annual meeting of stockholders of the Corporation, the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

          Section 2.2  Resignations.
                       -------------

          Any director of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors and the Chairman of the Board. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

          Section 2.3  Removal of Directors.
                       ---------------------

          Directors may be removed from office with or without cause upon the affirmative vote of holders of not less than 66-2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section 1.2), voting together as a single class at a meeting specifically called for such purpose.

          Section 2.4  Newly Created Directorships, Vacancies and Nominees.
                       ----------------------------------------------------

          Vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director or by unanimous written consent of directors. Nominees for directors in the case of expiration of a director's term shall be made, by the majority vote of the directors present and voting at a meeting of the Board of Directors duly called and held at which a quorum is present, or by unanimous written consent of the directors.

          Section 2.5  Chairman of the Board.
                       ----------------------

          The Chairman of the Board of Directors shall be elected from among the members of the Board of Directors and shall perform the duties provided in these By-laws and such other duties as may from time to time be assigned to the Chairman by the Board of Directors.

          Section 2.6  Meetings.
                       ---------

          At the next meeting following the annual meeting of stockholders, the Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Regular meetings of the Board of Directors shall be held at such times, if any, as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

          Special meetings of the Board of Directors shall be held at such time and place within the United States as shall be designated in the notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer (provided that the Chief Executive Officer is a member of the Board) and shall be called by the Secretary of the Corporation upon the written request of not less than one half of the entire Board.

          Section 2.7  Notice of Special Meetings.
                       ---------------------------

          The Secretary, or in his or her absence or failure to give such notice any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

          Section 2.8  Quorum and Organization of Meetings.
                       ------------------------------------

          A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise required by law or provided by the Certificate or these By-laws, directors present at any meeting at which a quorum is present for the transaction of business may by majority vote decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board or in his or her absence, a chairman chosen by the directors attending the meeting. The Board of Directors shall keep written minutes of its meetings. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.9  Indemnification.
                       ----------------

          The Corporation shall indemnify members of the Board of Directors and officers of the Corporation and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Corporation, to the fullest extent provided by the Delaware General Corporation Law ("Delaware Law") and the Certificate, as now or hereafter in effect.

          Section 2.10  Insurance.
                        ----------

          The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of the Certificate.

          Section 2.11  Establishing Committees.
                        ------------------------

          The Board of Directors may designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall, have and may exercise, to the extent permitted by Delaware Law, the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter required to be submitted to the Stockholders for approval,
(ii) adopt, amend or repeal any By-Law or (iii) take any action that it is not permitted to take pursuant to Delaware Law. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

          Such committees shall serve at the pleasure of the Board of Directors; keep minutes of their meetings. The Board of Directors at any time may remove, with or without cause, any members of any such other committee and may, with or without cause, disband any such other committee.

          Section 2.12  Committees Generally.
                        ---------------------

          Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.
In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

          Section 2.13  Directors' Compensation.
                        ------------------------

          Directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties, as the Board of Directors shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board of Directors in any other capacity.

          Section 2.14  Action Without Meeting.
                        -----------------------

          Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

          Section 2.15  Telephone Meetings.
                        -------------------

          Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE III

                                    OFFICERS

          Section 3.1  Executive Officers.
                       -------------------

          The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a General Counsel, who may be an Executive Vice President, one or more Vice Presidents, and a Secretary, each of whom shall be elected by the Board of Directors, and such other officers, including a Treasurer and a Controller, as may from time to time be determined by the Board of Directors and elected or appointed by the Board of Directors. A person may hold more than one of the foregoing offices. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal.

          Section 3.2  Powers and Duties of Officers.
                       ------------------------------

          The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be additionally specified by the Board of Directors or these By-laws (and in all cases where the duties of any officer are not prescribed by the By-laws or the Board of Directors, such officer shall follow the orders and instructions of the Chief Executive Officer), except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. In addition, the officers may enter into, execute and deliver such undertakings and authorize other persons to enter into, execute and deliver such undertakings in connection with the officers' exercise of their powers enumerated in these By-Laws.

          (a)  Chairman of the Board.  The Chairman of the Board shall preside
               ---------------------
at all meetings of the stockholders and the Board of Directors of the Corporation and shall have and may exercise all such powers and perform such other duties as are provided in these By-laws to be exercised or performed by the Chairman and as may be assigned to the Chairman from time to time by the Board of Directors.

          (b)  Chief Executive Officer.  The Chief Executive Officer shall,
               -----------------------
subject to the direction and supervision of the Board of Directors, (i) have general and active control of the Corporation's affairs and business and general supervision of its officers, agents and employees; (ii) in the absence of the Chairman of the Board (provided that the Chief Executive Officer does not hold such position and is a director), preside at all meetings of the stockholders and the Board of Directors; and (iii) perform all other duties incident to the office of Chief Executive Officer and as from time to time may be assigned to the Chief Executive Officer by the Board of Directors.

          (c)  President.  The President (provided that the Chief Executive
               ---------
Officer does not hold such position) shall, subject to the direction and supervision of the Board of Directors and the Chief Executive Officer, perform all duties incident to the office of President as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer. At the request of the Chief Executive Officer or, in the event of his disability, legal incapacity or refusal to act, at the request of the Board of Directors, a President shall perform the duties of the Chief Executive Officer in his capacity as an officer of the Corporation, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the

Chief Executive Officer in his capacity as an officer of the Corporation. The President (if other than the Chief Executive Officer) shall report to the Chief Executive Officer of the Corporation.

          (d)  Executive Vice President; General Counsel.  The Executive Vice
               -----------------------------------------
President and General Counsel shall be responsible for the legal affairs of the Corporation and shall have such additional powers and perform such additional duties as may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

          (e)  Vice President.  The Vice President, if any (or if there is more
               --------------
than one, then each Vice President), shall assist the Chief Executive Officer and the President (if other than the Chief Executive Officer) and shall perform such duties as may be assigned to the Vice President by the Chief Executive Officer or by the Board of Directors. Assistant vice presidents, if any, shall have the powers and perform the duties as may be assigned to them by the Chief Executive Officer or by the Board of Directors.

          (f)  Chief Financial Officer; Treasurer.  The Chief Financial Officer
               ----------------------------------
or, in the absence of a Chief Financial Officer, the Treasurer shall: (i) be the principal financial officer of the Corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and deposit the same in accordance with the instructions of the Board of Directors; (ii) unless assigned to the Controller, receive and give receipts and acquittance for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other debts of the Corporation of whatever nature upon maturity; (iii) unless there is a Controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the Chief

Executive Officer, and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the Board of Directors or the Audit Committee, make such reports to it as may be required at any time; and (v) perform all other duties incident to such office and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer and the Treasurer shall report to the Chief Executive Officer. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Chief Financial Officer or Treasurer. If there is no Chief Financial Officer or Treasurer, these duties shall be performed by the Secretary or the Chief Executive Officer or other person appointed by the Board of Directors.

          (g)  Secretary.  The Secretary shall: (i) keep the minutes of the
               ---------
proceedings of the stockholders, the Board of Directors and any committees of the Board of Directors, which shall at all reasonable times be open to the examination of any director; (ii) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (iii) be custodian of the corporate records, which shall at all reasonable times be open to the examination of any director, and of the seal of the Corporation; (iv) keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and
(vi) in general, perform all other duties incident to the office of Secretary, including certifying the record of proceedings of the meetings of the stockholders or of the Board of Directors or resolutions adopted at such meetings, signing or attesting certificates, statements or reports required to be filed with governmental bodies or officials, signing acknowledgments of instruments, and performing such other duties as from time to time may be assigned to the Secretary by the Board of Directors, the Chief Executive Officer or any President and Chief Operating Officer. The Secretary shall report to the Chief Executive Officer. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

          Section 3.3  Resignations; Removals.
                       -----------------------
                  (a) Any officer of the Corporation may resign at any time, subject to any rights or obligations under any then existing contracts between such officer and the Corporation, by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

                  (b) The Board of Directors, by a vote of not less than a majority of the Directors at a meeting of Directors where a quorum of the entire Board is present or by unanimous written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  (c) Any vacancy in the office of any officer through death, resignation, removal, disqualification, or other cause may be filled at any time by the Board of Directors or, if such officer was appointed by the Chief Executive Officer and is not a President, the Chief Financial Officer or the Secretary, then by the Chief Executive Officer.

          Section 3.4  Proxies.
                       --------

          Unless otherwise provided in the Certificate or directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if different from the Chairman) or their respective designees, shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

                                  ARTICLE IV

                                 CAPITAL STOCK

          Section 4.1  Stock Certificates.
                       -------------------

          Each stockholder of the Corporation shall be entitled to a certificate certifying the class and number of shares represented thereby and in such form, not inconsistent with Delaware Law or the Certificate, as the Board of Directors may from time to time prescribe.

          The certificates of stock shall be signed by the Chairman of the Board, the Chief Executive Officer (if different from the Chairman), any Vice President (including an Executive Vice President) or and by the Secretary or the Chief Financial Officer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or by a registrar, the signatures of any officers upon such certificate may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

          Section 4.2  Fractional Shares.
                       ------------------

          The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

          Section 4.3  Transfer of Shares.
                       -------------------

                  (a) Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

                  (b) The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Delaware Law.

                  (c) Subject to any limitations contained in the Certificate or under applicable law, registered shares in the Corporation may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer, the directors may accept such evidence of a transfer of shares as they consider appropriate.

          Section 4.4  Lost Certificates.
                       ------------------

          The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

          Section 4.5  Transfer Agent and Registrar.
                       -----------------------------

          The Board of Directors may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

          Section 4.6  Regulations.
                       ------------

          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.

                                   ARTICLE V

                               BOOKS AND RECORDS

          Section 5.1  Location.
                       ---------

          The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

          Section 5.2  Addresses of Stockholders.
                       --------------------------

          Notices of meetings and all other corporate notices may be delivered personally or by mail, telegram, facsimile transmission or other electronic means, to the extent permitted by Delaware Law, addressed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation. Any notice given by telegram, cable, facsimile transmission or other electronic means shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid

          Section 5.3  Fixing Date for Determination of Stockholders of Record.
                       --------------------------------------------------------

                  (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the

Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                  ARTICLE VI

                              GENERAL PROVISIONS

          Section 6.1  Offices.
                       --------

          The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices in such other places, either within or outside the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

          Section 6.2  Corporate Seal.
                       ---------------

          The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Delaware".

          Section 6.3  Fiscal Year.
                       ------------

          The fiscal year of the Corporation shall end on March 31 of each calendar year.

          Section 6.4  Notices and Waivers Thereof.
                       ----------------------------

          Whenever any notice whatever is required by law, the Certificate or these By-laws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally or by mail, telegram, cable or facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable or facsimile transmission shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

          Whenever any notice is required to be given by law, the Certificate, or these By-laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

          Section 6.5  Amendments.
                       -----------

          In furtherance and not in limitation of the powers conferred by Delaware Law, the Board of Directors, by action taken by the affirmative vote of not less than a majority of the Board of Directors then authorized is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the By-laws of this Corporation, including any provision of the By-laws adopted by the affirmative vote of the Corporation's stockholders.

          Subject to the rights of the holders of any class or series of preferred stock, these By-laws may be adopted, amended or repealed by the affirmative vote of the holders of not less than 66-2/3% of the total voting power of the Voting Securities of the Corporation entitled to vote thereon; provided, however, that this paragraph shall not apply to, and no vote of the
-----------------
stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the By-laws by the Board of Directors in accordance with the preceding paragraph.

          Notwithstanding any other provision of these By-laws, upon the filing of the Certificate of Merger of TV Guide, Inc., a Delaware corporation ("TVG"), and G Acquisition Subsidiary Corp., a Delaware corporation and a subsidiary of this Corporation ("Sub"), these By-laws shall automatically (without any action by the Board of Directors or the holders of any class or series of the Corporation's capital stock) be amended and replaced in their entirety with the By-laws set forth as Exhibit 1.7(b) to that certain Agreement and Plan of Merger, dated as of October 4, 1999, among the Corporation, Sub and TVG, as the same may be amended from time to time (as amended, the "Merger Agreement").
This paragraph of Section 6.5 may not, prior to termination of the Merger Agreement, be amended, altered, modified or replaced without the written consent of TVG, which consent may be given or withheld in TVG's absolute discretion.

                                   Exhibit C

                                     BYLAWS

                          TV GUIDE INTERNATIONAL, INC.

            (formerly known as Gemstar International Group Limited)

                             A Delaware Corporation

                                    By-laws

                               ----------------

                                   ARTICLE I

                                  Stockholders

Section 1.1  Annual Meeting.

   An annual meeting of stockholders for the purpose of electing those directors whose term of office expires at such meeting and of transacting such other business as may properly come before it shall be held each year at such date, time, and place in the United States, either within or without the State of Delaware, as may be specified by the Board of Directors in the notice of meeting.

Section 1.2  Special Meetings.

   Except as otherwise provided in the terms of any class or series of preferred stock or unless otherwise provided by law, special meetings of stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation promptly (i) upon the written request of the holders of not less than a majority of the total voting power of the outstanding Voting Securities (as hereinafter defined) of the Corporation (such written request shall set forth the purpose or purposes for which the meeting is called, and in case of a special meeting called for the purpose of nominating directors of the Corporation, the information required by Section
1.9 hereof), or (ii) at the request of six of the twelve members of the Board of Directors then authorized. The Secretary of the Corporation shall immediately notify each member of the Board of Directors of the receipt of any such request. The term "Voting Securities" shall mean the Corporation's Common Stock, par value $.01 per share ("Common Stock"), and any class or series of preferred stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof. Special meetings of stockholders for any purpose or purposes may be held at such time and place in the United States either within or without the State of Delaware as may be stated in the notice of meeting.

Section 1.3  Notice of Meetings.

   Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the Chief Executive Officer (if different from the Chairman), any President and COO, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote there at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law or the Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate").

Section 1.4 Notice of Nominations for the Election of Directors and the Proposal of Business.

   1.4.1  Annual Meetings of Stockholders.

   Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting delivered pursuant to Section 1.3 of these By-laws, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation that has complied with all applicable requirements of Section 1.9 hereof.

   1.4.2  Special Meetings of Stockholders.

   Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 1.3 of these By-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors as provided in Section 2.4 hereof or (b) by any stockholder of the Corporation that has complied with all applicable requirements of Section 1.9 hereof.

   1.4.3  General.

   (a) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Certificate or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded.

   (b) Notwithstanding the foregoing or the provisions of Section 1.9 of these By-laws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section
1.4 or Section 1.9 of these By-laws. Nothing in these By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.5  Quorum.

   Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law or in the Certificate or elsewhere in these By-laws, at any meeting of stockholders, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority in total voting power of the shares that are present in person or by proxy or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.6 of these By-laws until a quorum shall attend.

Section 1.6  Adjournment.

   Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned in a single adjournment for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.7  Calling of Meeting.

   The Chairman of the Board or, in the absence of the Chairman, the Chief Executive Officer (if different from the Chairman) or, in the absence of the Chief Executive Officer, the designee of the Chairman (provided such designee is a member of the Office of the Chief Executive or in their absence, a Vice President), shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board of Directors fails to act, the stockholders, may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of all of the foregoing officers.

   The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 1.8  Voting.

   Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law, the Certificate or elsewhere in these By-laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 1.9  Advance Notice; Nominations.

   At an annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given pursuant to Section 1.3 hereof or (b) in the case of an annual meeting, (i) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (ii) otherwise properly brought before the meeting by a stockholder of the Corporation. For business (other than the nomination of directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. The Secretary shall immediately notify each member of the Board of Directors of the receipt of any such notice and the contents thereof. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and
(iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in these By-laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this By-law, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted, and if purported to be transacted shall be void.

   At each annual meeting of stockholders, the stockholders shall elect directors in accordance with the Certificate. Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible for election as directors at an annual meeting or at a special meeting called for such purpose pursuant to Section 1.3 of these By-laws. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors pursuant to Section 2.4 hereof or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this By-law. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. The Secretary of the Corporation shall immediately notify each member of the Board of Directors of the receipt of any such notice and the contents thereof. To be timely, a stockholder's notice of nomination in the case of an annual meeting or a special meeting called for the election of directors shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, and, provided, further, that in the case of a special meeting called at the request of a stockholder or stockholders nominating persons for election to the Board of Directors, the notice of nomination by the stockholder(s) requesting such meeting will be timely if received by the Corporation pursuant to Section 1.2 hereof. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. For purposes of this By-law, "public disclosure" shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

                                   ARTICLE II

                               Board of Directors

Section 2.1  Number and Term of Office.

   (a) The governing body of this Corporation shall be a Board of Directors. The Board of Directors shall be comprised of twelve (12) members, at least four of whom shall be "Independent Directors". For purposes of these By-laws, the term "Independent Director" means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the GS Director Committee (as defined in Section 2.11(e)) in the case of a GS Independent Director, and in the opinion of the TVG Director Committee (as defined in Section 2.11(d)) in the case of a TVG Independent Director, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (provided that in the event a designated Independent Director does not qualify under applicable securities exchange or securities association listing standards as an "independent director," then a new Independent Director shall be designated pursuant to the terms hereof to replace such director). The Board of Directors, by resolution adopted by the affirmative vote of at least nine of the twelve members of the Board of Directors then authorized, may increase or decrease the number of directors. Directors need not be stockholders of the Corporation. Effective with the filing of the Certificate of Merger of TV Guide, Inc. ("TVG") and G Acquisition Subsidiary Corp., a subsidiary of the Corporation (the "Effective Time"), the Board of Directors shall consist of six (6) directors who shall be persons designated by the Board of Directors of TVG prior to the Effective Time to serve on the Board of Directors of the Corporation (such directors, together with any person subsequently elected or appointed to the directorship previously held by any such director and any successor thereto in accordance with these By-laws, being herein referred to as the "TVG Directors"), two of whom shall be Independent Directors, and six (6) directors designated by the Board of Directors of the Corporation prior to the Effective Time (such directors, together with any person subsequently elected or appointed to the directorship previously held by any such director and any successor thereto in accordance with these By-laws, being herein referred to as the "GS Directors"), two of whom shall be Independent Directors. Two of the TVG Directors who qualify as Independent Directors shall be designated the TVG Independent Directors (which term shall include any person subsequently elected or appointed to the directorship previously held by any such TVG Independent Director and any successor thereto who qualifies as an Independent Director). Two of the GS Directors who qualify as Independent Directors shall be designated the GS Independent Directors (which term shall include any person subsequently elected or appointed to the directorship previously held by any such GS Independent Director and any successor thereto who qualifies as an Independent Director). No class or series of preferred stock shall be entitled to elect any additional directors, although the terms of any class or series of preferred stock may provide that the shares of such class or series are entitled to vote in elections of directors.

   (b) The Board of Directors shall be divided into three classes: Class I, Class II and Class III. Each class of directors shall consist of a number of directors equal as nearly as practicable to one-third of the then authorized number of members of the Board of Directors. The initial term of office of the Class I Directors shall expire at the annual meeting of stockholders in 2003; the initial term of office of the Class II Directors shall expire at the annual meeting of stockholders in 2002; and the initial term of office of the Class III Directors shall expire at the annual meeting of stockholders in 2001. At each annual meeting of stockholders of the Corporation, the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified. At the Effective Time, two of the six TVG Directors will be Class I Directors, two will be Class II Directors and two will be Class III Directors. At the Effective Time, the remaining two Class I Directors, two Class II Directors and two Class III Directors will be GS Directors. The class into which each director shall initially be placed shall, in the case of the TVG Directors, be determined by the Board of Directors of TVG prior to the Effective Time and shall, in the case of the GS Directors, be determined by the Board of Directors of the Corporation prior to the Effective Time.

Section 2.2  Resignations.

   Any director of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors and the Chairman of the Board. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

Section 2.3  Removal of Directors.

   Directors may be removed from office with or without cause upon the affirmative vote of holders of not less than 66 2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section 1.2), voting together as a single class at a meeting specifically called for such purpose.

Section 2.4  Newly Created Directorships, Vacancies and Nominees.

   Vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled, and nominees for directors in the case of expiration of a director's term shall be made, by the majority vote of the directors present and voting at a meeting of the Board of Directors duly called and held at which a quorum is present, or by unanimous written consent of the directors; provided, however, that until the later of the expiration of the Specified Period (as defined in Section 2.5 of these By-laws) and the fifth anniversary of the Effective Time, if such vacancy resulted from the death, resignation, removal, disqualification or other cause, or if the directorship expiring is that, of
(i) a TVG Director, then the power to fill such vacancy or make such nomination shall be vested in the TVG Director Committee, or (ii) a GS Director, then the power to fill such vacancy or make such nomination shall be vested in the GS Director Committee. Newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled solely by the affirmative vote of not less than nine of the twelve members of the Board of Directors then authorized. Any director appointed in accordance with either of the two preceding sentences shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2.5  Chairman of the Board.

   The Chairman of the Board of Directors shall be elected from among the members of the Board of Directors and shall perform the duties provided in these By-laws and such other duties as may from time to time be assigned to the Chairman by the Board of Directors. As of the Effective Time and during the Specified Period (as defined below) the Chairman of the Board shall be appointed by the GS Director Committee, but shall be Henry Yuen so long as he is a GS Director. Upon the expiration of the Specified Period, the person who immediately prior thereto was Chairman of the Board shall thereupon cease to be Chairman of the Board, and from and after such time until (but not including) the third annual Board of Directors' meeting following (i) the expiration of the Specified Period or, if later, (ii) the fifth anniversary of the Effective Time, the Chairman of the Board shall be elected by majority vote or unanimous written consent of the TVG Directors. Following the expiration of the last of the Specified Period and the period referred to in the immediately preceding sentence (such periods, collectively, the "Specified Chairman Selection Periods"), the directors shall select one of their members to be Chairman of the Board of Directors. The term "Specified Period" as used in these By-laws means the period beginning on the Effective Date and ending on the first to occur of (i) the fifth anniversary of the Effective Time and (ii) such date as Henry Yuen ceases to be Chief Executive Officer of the Corporation.

Section 2.6  Meetings.

   The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice at the same place as, and immediately following, the annual meeting of the stockholders. Regular meetings of the Board of Directors (including such annual meeting) shall be held not less frequently than quarterly, at 10:00 a.m. local time on the last business day of each calendar quarter, at the executive offices of the Corporation or at such other time and place as shall be determined from time to time by the Board of Directors. Notice of each regular meeting shall be furnished in writing to each member of the Board of Directors not less than five business days in advance of said meeting, unless such notice requirement is waived in writing by each member.

   Special meetings of the Board of Directors shall be held at such time and place within the United States as shall be designated in the notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Secretary of the Corporation upon the written request of not less than six of the twelve members of the Board of Directors then authorized.

Section 2.7  Notice of Special Meetings.

   The Secretary, or in his or her absence or failure to give such notice any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by overnight courier, or by telegram, cable, facsimile transmission, or personal service at least three business days before the meeting unless such notice requirement is waived in writing by each member. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

Section 2.8  Quorum and Organization of Meetings.

   Except as provided in the immediately following sentence, a majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Notwithstanding the foregoing, the presence of six of the twelve members of the Board of Directors then authorized will constitute a quorum for the transaction of business at a meeting of the Board if (i) such meeting was duly called pursuant to these By-laws and
(ii) either all of the TVG Directors or all of the GS Directors fail to attend such meeting. Except as otherwise required by law or provided by the Certificate or these By-laws, directors present at any meeting at which a quorum is present for the transaction of business may by majority vote decide any question brought before such meeting (other than any Fundamental Decision (as defined below)). Except as otherwise required by law or provided by the Certificate or these By-laws, in the event of a tie vote of the Board of Directors on any matter that is presented to the Board of Directors for its approval (but excluding any matter delegated by these By-laws or the Board of Directors to the Compensation Committee, the Audit Committee or the Special Committee (as defined below) for determination), the Tie-breaking Committee during the Specified Period only, and thereafter the TVG Director Committee during the remainder of the Specified Chairman Selection Periods (as defined in Section 2.5 of these By-laws) only, shall have the exclusive power to approve or disapprove the specific proposal with respect to which the vote was tied. Notwithstanding anything to the contrary contained in this Section 2.8, if the Specified Period expires prior to the fifth anniversary of the Effective Time solely as the result of the termination of Henry Yuen's employment as Chief Executive Officer of the Corporation pursuant to the terms of his employment agreement with the Corporation because of his death or disability, then during the period from such expiration of the Specified Period to the fifth anniversary of the Effective Time (the "Suspension Period"), no committee of directors will have the power to approve or disapprove any proposal with respect to which the directors' votes are tied. The power of the Tie-breaking Committee or the TVG Director Committee, as applicable, to resolve a tie vote as described in this By-law shall not in any event apply to any matter listed on Schedule I to these By-laws (each, a "Fundamental Board Decision") or to any matter requiring the approval of stockholders by a supermajority vote as provided in the Certificate (each, a "Fundamental Stockholder Decision" and, together with the Fundamental Board Decisions, the "Fundamental Decisions"). No action may be taken by the Corporation or any of its subsidiaries with respect to any matter that constitutes a Fundamental Decision without the prior approval of not less than seven of the twelve members of the Board of Directors then authorized (or such greater number of directors or percentage of the entire Board as may be specified elsewhere in these By-laws or the Certificate) at a meeting of the Board duly called and held or the unanimous written consent of the Board. Meetings shall be presided over by the Chairman of the Board or in his or her absence, the Chief Executive Officer (if different from the Chairman), or in his or her absence, by his or her designee (provided such designee is a member of the Office of the Chief Executive). The Board of Directors shall keep written minutes of its meetings. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9  Indemnification.

   The Corporation shall indemnify members of the Board of Directors and officers of the Corporation and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Corporation, to the fullest extent provided by the laws of the State of Delaware and the Certificate, as now or hereafter in effect.

Section 2.10  Executive Committee of the Board of Directors.

   There shall be an executive committee of the Board of Directors, to be comprised of four directors, except as otherwise provided below. As of the Effective Time, the Executive Committee shall consist of each of the following who are directors: the Chief Executive Officer (or, except during the Suspension Period, if any, if the Chief Executive Officer is not a director, the Chairman of the Board), the Chief Financial Officer and two of the TVG Directors designated by TVG prior to the Effective Time; provided, however, that during the Specified Period (as defined in Section 2.5 of these By-laws), if the Chief Financial Officer is not a GS Director, then the Chief Financial Officer shall not be a member of the Executive Committee and a GS Director designated by the GS Director Committee shall be a member of the Executive Committee. During the Specified Period, the Tie-breaking Committee will have the power to resolve any tie vote in the event of a tie vote by the members of the Executive Committee on any matter properly presented to the Executive Committee for determination. Thereafter during the remainder of the Specified Chairman Selection Periods (as defined in Section 2.5 of these By-laws), the TVG Director Committee will have the right to resolve such tie vote. Notwithstanding anything to the contrary contained in this Section 2.10, during the Suspension Period (as defined in Section 2.8 of these By-laws), if any, no committee shall have the power to resolve a tie vote of the Executive Committee. The TVG Director Committee shall have the exclusive power to replace the TVG Directors on the Executive Committee and the two TVG Directors on the Executive Committee shall abstain from any vote thereon. Subject to the limitations of the laws of the State of Delaware and except as otherwise provided in the Certificate or these By-laws, the Executive Committee shall have such duties and powers relating to the management of the business and affairs of the Corporation as may be delegated to it from time to time by the affirmative vote of seven of the twelve members of the Board of Directors then authorized; provided, however, that (i) during the Specified Chairman Selection Periods the Executive Committee shall have all powers of the Board of Directors with respect to matters related to the operations of the Corporation and its subsidiaries between Board meetings, except as otherwise determined by the Board of Directors or delegated to the Compensation Committee, the Special Committee or the Audit Committee pursuant to these By-laws or otherwise, or delegated by the Board to a different committee, and (ii) in the absence of a Chief Executive Officer during the Suspension Period, if any, the Executive Committee as then constituted shall have and perform the powers of the Chief Executive Officer. No matter that constitutes a Fundamental Decision shall be, in any event, within the power of the Executive Committee to determine. Notwithstanding the foregoing, the Executive Committee will not have decision-making authority with respect to any of the following matters and only the Board of Directors shall have authority to decide such matters: (1) any acquisition by the Corporation or any person controlled by the Corporation of any business or assets if the amount involved exceeds $25 million, (2) any sale, lease, exchange or other disposition, pledge or encumbrance of any assets (including any interest or participation in any person) or of all or a part of any business of the Corporation or any person controlled by the Corporation if the amount involved exceeds $25 million, and (3) the incurrence by the Corporation or any person controlled by the Corporation of indebtedness in excess of $50 million in any fiscal year. The Executive Committee shall act by the affirmative vote of a majority of the members of such committee that are present at any duly called meeting of the Executive Committee at which a quorum for the transaction of business is present (except as provided above with respect to tie votes) or by unanimous written consent. The presence of at least fifty percent of the members of the Executive Committee at any duly called meeting held in the United States will constitute a quorum for the transaction of business at such meeting. From the Effective Time and until the expiration of the Specified Period, only the Chief Executive Officer may call a meeting of the Executive Committee; thereafter, unless a majority of the members of the Executive Committee otherwise determine, either the Chief Executive Officer (or, if applicable, the Chairman of the Board) or any two members of the Executive Committee may call a meeting of the Executive Committee. The Chief Executive Officer (or, if applicable, the Chairman of the Board) will be the chairman of the Executive Committee; provided, however, that in the absence of a Chief Executive Officer during the Suspension Period, if any, the chairman of the Executive Committee shall be selected by majority vote of the remaining members of the Executive Committee. The Executive Committee shall keep minutes of its meetings and shall report promptly after each of its meetings to the Board of Directors so as to keep the Board of Directors sufficiently apprised of the Executive Committee's meetings, actions and activities, and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to it.

Section 2.11  Other Committees of the Board of Directors.

   (a) Compensation Committee. There shall be a compensation committee of the Board of Directors. Subject to the limitations of the laws of the State of Delaware and except as otherwise provided in the

Certificate or these By-laws, the Compensation Committee will have the power to make all decisions (other than any Fundamental Decision) with respect to the compensation and the terms of employment of any executive officer of the Corporation or any of its subsidiaries, or any other officer or employee of the Corporation or any of its subsidiaries, and will have such other powers as may be delegated by the Board to the Compensation Committee thereafter. Notwithstanding the foregoing, unless and until otherwise determined by the affirmative vote of not less than seven of the twelve members of the Board of Directors then authorized, the Compensation Committee's authority to grant stock options, stock appreciation rights, restricted stock awards or other stock based compensation or otherwise to obligate the Corporation to issue any equity security pursuant to a compensation plan or otherwise (collectively, "Compensatory Awards"), shall be limited, on a cumulative basis from the Effective Time, to an aggregate number of shares of Common Stock equal to the product of the total number of shares of Common Stock outstanding on a fully diluted basis immediately following the Effective Time (the "Fully Diluted Share Number") times two percent (2%) (the "Available Stock Number"). Further, not more than 1% of the Fully Diluted Share Number may be granted, awarded or issued in the aggregate to officers of the Corporation or any person controlled by the Corporation who directly report to the Chief Executive Officer, and any such grant, award or issuance shall reduce the Available Stock Number. If a Compensatory Award that reduced the Available Stock Number thereafter expires unexercised or otherwise terminates without a payment in cash, stock, property or otherwise, the shares of Common Stock subject to the unexercised or terminated portion of such Compensatory Award shall be added back to the Available Stock Number. All numbers of shares calculated in accordance with this paragraph shall be appropriately adjusted on a consistent basis for stock-splits, stock dividends, stock combinations and similar events following the Effective Time. The adoption or amendment of any stock option, stock appreciation rights or other stock incentive plan for the Corporation or any person controlled by the Corporation shall be subject to the approval of the Board of Directors.

   The members of the Compensation Committee will be the two GS Independent Directors; the two TVG Independent Directors and the Chief Executive Officer (or, except during the Suspension Period, if any, if the Chief Executive Officer is not a director, the Chairman of the Board). The Compensation Committee shall act by the affirmative vote of a majority of all of the members of the Compensation Committee or by unanimous written consent. The Chief Executive Officer (or, if applicable, the Chairman of the Board) will be the chairman of the Compensation Committee; provided, however, that in the absence of a Chief Executive Officer during the Suspension Period, if any, the chairman of the Compensation Committee shall be selected by majority vote of the remaining members of the Compensation Committee. Any member of the Compensation Committee who is an employee of the Corporation or its subsidiaries will not be present during the deliberations with respect to, and shall abstain from and not be present during any vote on, matters related to such employee's own compensation or Compensatory Awards. The Compensation Committee shall keep minutes of its meetings and shall report to the Board of Directors promptly after each of its meetings so as to keep the Board of Directors sufficiently apprised of the Compensation Committee's meetings, actions and activities.

   (b) Special Committee. There shall be a separate committee of the Board of Directors, which, subject to the limitations of the laws of the State of Delaware and except as otherwise provided in the Certificate or these By-laws, will have the exclusive power to determine matters (other than any Fundamental Decision) related to the relationship with and among Service Providers (as defined in the letter agreement, dated October 4, 1999, between Gemstar International Group Limited and TV Guide, Inc. (the "Letter Agreement") (the "Special Committee"). The approval of the Special Committee shall be required for the adoption of a Standard Form of Service Provider Agreement (other than one that contains only terms consistent with or more favorable to Service Providers than the terms set forth on a schedule to the Letter Agreement (the "Standard Terms")), for any proposed offer to or agreement with a Service Provider that is less favorable to such Service Provider than such Standard Form or the Standard Terms and for any proposed change in or adoption of a new Standard Form of Service Provider Agreement or set of "Standard Terms" unless the same is more favorable to Service Providers. The Special Committee will include the Chief Executive Officer (or, except during the Suspension Period, if any, if the Chief Executive Officer is not a director, the Chairman of the Board), and, as of the Effective Time, two of the TVG Directors designated by TVG prior to the Effective Time. The TVG Director Committee shall have the exclusive power to replace the TVG Directors on the Special Committee and the two TVG Directors on the Special Committee shall abstain from any vote thereon. The Special Committee shall act by the affirmative vote of a majority of all of the members of the Special Committee or by unanimous written consent. The Special Committee shall keep minutes of its meetings and shall report promptly to the Board of Directors after its meetings so as to keep the Board of Directors sufficiently apprised of the Special Committee's meetings, actions and activities.

   (c) Audit Committee. There shall be an audit committee of the Board of Directors. The members of the Audit Committee will be the Chief Financial Officer, one GS Independent Director and the two TVG Independent Directors. Subject to the limitations of the laws of the State of Delaware and except as otherwise provided in the Certificate or these By-laws, the Audit Committee will have all powers normally accorded to the audit committee of a U.S. public company, other than with respect to any Fundamental Decision. The Audit Committee shall act by the affirmative vote of a majority of all members of the Audit Committee or by unanimous written consent. The Audit Committee shall keep minutes of its meetings, shall report to the Board of Directors promptly after each of its meetings so as to keep the Board of Directors sufficiently apprised of the Audit Committee's meetings, actions, and activities, and shall be responsible to the Board of Directors for the conduct of the matters entrusted to it.

   (d) TVG Director Committee. There shall be a committee of the Board to be comprised of all of the TVG Directors other than any TVG Independent Director (the "TVG Director Committee"). The TVG Director Committee shall have the powers and duties conferred upon it by these By-laws. The TVG Director Committee shall act by the affirmative vote of a majority of all members of such committee or by unanimous written consent. The TVG Director Committee shall report promptly to the Board of Directors after each meeting so as to keep the Board of Directors sufficiently apprised of such committee's meetings, actions and activities. During the Specified Chairman Selection Periods, the Board of Directors may dissolve the TVG Director Committee or alter or modify, in any manner, its duties or composition (i.e., type of director) only with the affirmative vote of not less than 10 of the 12 members of the Board of Directors then authorized.

   (e) GS Director Committee. There shall be a committee of the Board to be comprised of all of the GS Directors other than any GS Independent Director (the "GS Director Committee"). The GS Director Committee shall have the powers and duties conferred upon it by these By-laws. The GS Director Committee shall act by the affirmative vote of a majority of all of its members or by unanimous written consent. The GS Director Committee shall report promptly to the Board of Directors after each meeting so as to keep the Board of Directors sufficiently apprised of such committee's meetings, actions, and activities. During the Specified Period, the Board of Directors may dissolve the GS Director Committee or alter or modify, in any manner, its duties or composition (i.e., type of director) only with the affirmative vote of not less than 10 of the 12 members of the Board of Directors then authorized; provided that if the Specified Period should terminate as a result of the death or disability of Henry Yuen, then, until the fifth anniversary of the Effective Time, the Board of Directors may dissolve the GS Director Committee or alter or modify, in any manner, its duties or composition (i.e., type of director) only with the affirmative vote of not less than 9 of the 12 members of the Board of Directors then authorized.

   (f) Tie-breaking Committee. During the Specified Period, there shall be a Tie-breaking Committee to be comprised of the Chairman of the Board. The Tie-breaking Committee shall have the powers and duties conferred upon it by these By-laws. The Tie-breaking Committee shall act by the affirmative vote of its sole member or the written consent thereof. The Tie-breaking Committee shall report promptly to the Board of Directors after each meeting so as to keep the Board of Directors sufficiently apprised of such committee's meetings, actions and activities. During the Specified Period, the Board of Directors shall not dissolve the Tie-breaking Committee or alter or modify, in any manner, its duties or composition.

   (g) Other Committees. The Board of Directors may by resolution establish other committees in addition to the Executive Committee, Compensation Committee, Special Committee, Audit Committee, TVG Director Committee, GS Director Committee and Tie-breaking Committee and shall specify with particularity the powers and duties of any such committee. Subject to the limitations of the laws of the State of Delaware and, except as provided in the Certificate or these By-laws, any such committee shall exercise all powers and authority specifically granted to it by unanimous vote of the entire Board of Directors. Such committees shall serve at the pleasure of the Board of Directors; keep minutes of their meetings; and have such names as the Board of Directors by resolution may determine and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to them. The Board of Directors at any time may remove, with or without cause, any members of any such other committee and may, with or without cause, disband any such other committee.

Section 2.12  Committees Generally.

   Subject to any requirements of these By-laws, each committee that may be established by the Board of Directors pursuant to these By-laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members at least one business day (and not less than 24 hours in advance of the scheduled time of the meeting) prior to any such meeting to be held at any office of the Corporation located in the continental United States. Longer notice periods shall be provided for meetings at other locations.

Section 2.13  Directors' Compensation.

   Directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties, as the Board of Directors shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board of Directors in any other capacity.

Section 2.14  Action Without Meeting.

   Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

Section 2.15  Telephone Meetings.

   Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE III

                                    Officers

Section 3.1  Executive Officers.

   The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, two or more Presidents and Chief Operating Officers, a Chief Financial Officer, a General Counsel, who may be an Executive Vice President, one or more Vice Presidents, and a Secretary, each of whom shall be elected by the Board of Directors, and such other officers, including a Treasurer and a Controller, as may from time to time be determined by the Board of Directors and elected or appointed by the Board of Directors. A person may hold more than one of the foregoing offices and during the Specified Period, the Chairman of the Board and the Chief Executive Officer will be the same person. Subject to
Section 3.3, other than the Chief Executive Officer whose term is specified in
Section 3.2(b) hereof, each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders following their respective election.

Section 3.2  Powers and Duties of Officers.

   The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be additionally specified by the Board of Directors or these By-laws (and in all cases where the duties of any officer are not prescribed by the By-laws or the Board of Directors, such officer shall follow the orders and instructions of the Chief Executive Officer), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

      (a) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors of the Corporation and shall have and may exercise all such powers and perform such other duties as are provided in these By-laws to be exercised or performed by the Chairman and as may be assigned to the Chairman from time to time by the Board of Directors. The Chairman of the Board shall be designated as set forth in Section 2.5 hereof.

      (b) Chief Executive Officer. The Chief Executive Officer shall, subject to the direction and supervision of the Board of Directors, (i) have general and active control of the Corporation's affairs and business and general supervision of its officers, agents and employees; (ii) in the absence of the Chairman of the Board (provided that the Chief Executive Officer does not hold such position), preside at all meetings of the stockholders and the Board of Directors; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all other duties incident to the office of Chief Executive Officer and as from time to time may be assigned to the Chief Executive Officer by the Board of Directors. Unless otherwise authorized and directed by the Board of Directors or provided in these By-laws, only the Chief Executive Officer or his or her designee (provided such designee is a member of the Office of the Chief Executive) shall execute on behalf of the Corporation all material contracts which implement policies established by the Board of Directors. Henry C. Yuen shall be the Chief Executive Officer of the Corporation until the fifth anniversary of the Effective Time, unless he earlier dies or resigns or his employment is terminated for disability as permitted by, or for "cause" within the meaning of, his employment agreement as in effect immediately following the Effective Time. If so determined by the affirmative vote of seven of the twelve members of the Board of Directors then authorized (with Mr. Yuen abstaining from the vote), Mr. Yuen's tenure as Chief Executive Officer may be extended from time to time thereafter.

      (c) President and Chief Operating Officer. Each President and Chief Operating Officer shall, subject to the direction and supervision of the Board of Directors and the Chief Executive Officer, perform all duties incident to the office of President and Chief Operating Officer as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer. At the request of the Chief Executive Officer or, except as otherwise provided in Section 2.10, in the event of his disability, legal incapacity or refusal to act, at the request of the Board of Directors, a President and Chief Operating Officer shall perform the duties of the Chief Executive Officer in his capacity as an officer of the Corporation, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer in his capacity as an officer of the Corporation. Each President and Chief Operating Officer shall report to the Chief Executive Officer of the Corporation.

      (d) Office of the Chief Executive. There shall be an Office of the Chief Executive, comprised of the Chief Executive Officer of the Corporation and the Presidents and Chief Operating Officers of the Corporation, each of whom shall also be chairman and chief executive officer of certain of the Corporation's business units.

      (e) Executive Vice President; General Counsel. The Executive Vice President and General Counsel shall be responsible for the legal affairs of the Corporation and shall have such additional powers and perform such additional duties as may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

      (f) Vice President. The Vice President, if any (or if there is more than one, then each Vice President), shall assist the Chief Executive Officer and the Presidents and Chief Operating Officers and shall perform such duties as may be assigned to the Vice President by the Chief Executive Officer or by the Board of Directors. Assistant vice presidents, if any, shall have the powers and perform the duties as may be assigned to them by the Chief Executive Officer or by the Board of Directors.

      (g) Chief Financial Officer; Treasurer. The Chief Financial Officer or, in the absence of a Chief Financial Officer, the Treasurer shall: (i) be the principal financial officer of the Corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and deposit the same in accordance with the instructions of the Board of Directors; (ii) unless assigned to the Controller, receive and give receipts and acquittance for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other debts of the Corporation of whatever nature upon maturity;
   (iii) unless there is a Controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the Chief Executive Officer, the Audit Committee and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the Board of Directors or the Audit Committee, make such reports to it as may be required at any time; and (v) perform all other duties incident to such office and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer and the Treasurer shall report to the Chief Executive Officer. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Chief Financial Officer or Treasurer. If there is no Chief Financial Officer or Treasurer, these duties shall be performed by the Secretary or the Chief Executive Officer or other person appointed by the Board of Directors.

      (h) Secretary. The Secretary shall: (i) keep the minutes of the proceedings of the stockholders, the Board of Directors and any committees of the Board of Directors, which shall at all reasonable times be open to the examination of any director; (ii) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (iii) be custodian of the corporate records, which shall at all reasonable times be open to the examination of any director, and of the seal of the Corporation;
   (iv) keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and (vi) in general, perform all other duties incident to the office of Secretary, including certifying the record of proceedings of the meetings of the stockholders or of the Board of Directors or resolutions adopted at such meetings, signing or attesting certificates, statements or reports required to be filed with governmental bodies or officials, signing acknowledgments of instruments, and performing such other duties as from time to time may be assigned to the Secretary by the Board of Directors, the Chief Executive Officer or any President and Chief Operating Officer. The Secretary shall report to the Chief Executive Officer. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

      (i) Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board of Directors, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      (j) Budget. At the regular meeting of the Board of Directors, occurring during the third calendar quarter in any calendar year, the Chief Executive Officer shall present to the Board of Directors for its approval a draft budget for the Corporation's ensuing fiscal year. The budget shall contain information customarily included for corporations having a size and type of business similar to that of the Corporation (the "Draft Budget"). If the Draft Budget is approved by the Board of Directors, then the Draft Budget shall be the budget for the Corporations' next succeeding fiscal year (the "Budget"). If the Draft Budget is not so approved by the Board of Directors, then the Draft Budget shall be amended by the Chief Executive Officer to reflect any changes requested by the Board of Directors and shall be presented, together with all such amendments, to the Board of Directors for its approval at the last regular meeting of the Board of Directors in such calendar year. Upon the approval by the Board of Directors of such amended Draft Budget, such budget shall be the Budget.

Section 3.3  Resignations; Removals.

   (a) Any officer of the Corporation may resign at any time, subject to any rights or obligations under any then existing contracts between such officer and the Corporation, by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, any member of the Office of the Chief Executive or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

   (b) Except as otherwise set forth herein, the Board of Directors, by a vote of not less than seven of the twelve members of the Board of Directors then authorized at any meeting thereof, or by unanimous written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

   (c) Any vacancy in the office of any officer through death, resignation, removal, disqualification, or other cause may be filled at any time by the Board of Directors or, if such officer was appointed by the Chief Executive Officer and is not a President and Chief Operating Officer, the Chief Financial Officer or the Secretary, then by the Chief Executive Officer.

Section 3.4  Proxies.

   Unless otherwise provided in the Certificate or directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if different from the Chairman) and, with respect to the subsidiaries of the division or corporation for which they are responsible, any other member of the Office of the Chief Executive, or their respective designees, shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

                                   ARTICLE IV

                                 Capital Stock

Section 4.1  Stock Certificates.

   Each stockholder of the Corporation shall be entitled to a certificate certifying the class and number of shares represented thereby and in such form, not inconsistent with the law of the State of Delaware or the Certificate, as the Board of Directors may from time to time prescribe.

   The certificates of stock shall be signed by the Chairman of the Board, the Chief Executive Officer (if different from the Chairman) or any other member of the Office of the Chief Executive and by the Secretary or the Chief Financial Officer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or by a registrar, the signatures of any officers upon such certificate may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

Section 4.2  Transfer of Shares.

   (a) Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

   (b) The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4.3  Lost Certificates.

   The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

Section 4.4  Transfer Agent and Registrar.

   The Board of Directors may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

Section 4.5  Regulations.

   The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE V

                               General Provisions

Section 5.1  Offices.

   The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

Section 5.2  Corporate Seal.

   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Delaware".

Section 5.3  Fiscal Year.

   The fiscal year of the Corporation shall end on March 31 of each calendar year.

Section 5.4  Notices and Waivers Thereof.

   Whenever any notice whatever is required by law, the Certificate or these By-laws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or, in the case of stockholders, by mail, or, in the case of directors or officers, by telegram, cable or facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable or facsimile transmission shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given three business days after it shall have been deposited in the United States mail with postage thereon prepaid.

   Whenever any notice is required to be given by law, the Certificate, or these By-laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

Section 5.5  Amendments.

   In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than nine of the twelve members of the Board of Directors then authorized, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the By-laws of this Corporation.

   Subject to the rights of the holders of any class or series of preferred stock, these By-laws may be adopted, amended or repealed by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of the Voting Securities of the Corporation entitled to vote thereon; provided, however, that this paragraph shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the By-laws by the Board of Directors in accordance with the preceding paragraph.

     For purposes of these Bylaws, the Letter of Agreement and any portion thereof or schedule thereto may be amended, altered, modified or deleted only with the affirmative vote of not less than nine of the twelve members of the Board of Directors then authorized or by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of the Voting Securities of the Corporation entitled to vote thereon.

                                   SCHEDULE I

                          FUNDAMENTAL BOARD DECISIONS

   Fundamental Board Decisions means any of the following actions:

   (a) the conduct by the Corporation or any person controlled by the Corporation of any business other than the Business (as defined below);

   (b) (i) any creation of (x) any additional class of capital stock of the Corporation or any person controlled by the Corporation or (y) any security having a direct or indirect equity participation in the Corporation or any person controlled by the Corporation, or (ii) the sale or issuance (whether by stock dividend, stock split, reclassification, in a public offering or otherwise) by the Corporation or any person controlled by the Corporation of shares of capital stock or warrants, options or rights to acquire shares of capital stock or securities convertible into or exchangeable for capital stock or any security having a direct or indirect equity participation in the Corporation or any person controlled by the Corporation (other than (1) shares of Common Stock or options to acquire shares of Common Stock issued to employees, officers, directors and consultants of the Corporation pursuant to commitments of the Corporation's predecessors in effect at the Effective Time, or with the approval of the Compensation Committee but only with respect to the Corporation's Common Stock and only within the limits set forth in Section 2.11(a) of the By-laws, (2) pursuant to the Rights Plan and (3) shares of Common Stock issued in any acquisition permitted by and subject to the limitations of paragraph (d) below), or (iii) any repurchases of stock in excess of $50 million in any fiscal year by the Corporation or any person controlled by the Corporation;

   (c) any acquisition by the Corporation or any person controlled by the Corporation of a business or assets (including, without limitation, an interest or participation in any person) that is not within the scope of the Business;

   (d) any acquisition by the Corporation or any person controlled by the Corporation of any business or assets (including, without limitation, an interest or participation in any person) that is within the scope of the Business if the amount involved in such acquisition (and any related transactions) plus the amount involved in all other acquisitions authorized in the same fiscal year (whether by the Board or a duly authorized officer) which were not Fundamental Board Decisions within the meaning of this subparagraph
(d) equals or exceeds 2% of the Average Market Capitalization (as defined below) of the Corporation for the immediately preceding fiscal year;

   (e) any disposition of all or any part of any material intellectual property rights (all patent rights being deemed material) of the Corporation (except through non-exclusive licenses) or any person controlled by the Corporation (whether by sale or exchange, by exclusive license in any field of use, contribution to joint venture or any other arrangement that is the practical equivalent of a disposition of either any of the economic benefits of or the right to control the exploitation of any such intellectual property rights) and any pledge or encumbrance of any such intellectual property rights;

   (f) the entering into by the Corporation or any person controlled by the Corporation of any contracts (other than those pertaining or relating to intellectual property rights) that are exclusive as against the Corporation or any person controlled by the Corporation, except for such contracts entered into in the ordinary course of the Corporation's business and which do not involve an amount in excess of $50 million in any year;

   (g) any sale, lease, exchange or other disposition, pledge or encumbrance of any assets (including any interest or participation in any person) or of all or a part of any business of the Corporation or any person controlled by the Corporation if the amount involved in such transaction (and any related transactions) or the fair market value of the assets so disposed of, pledged or encumbered in such transaction (and any related transactions) plus the amount involved in all other such dispositions, pledges or encumbrances which were not Fundamental Board Decisions within the meaning of this subparagraph (g) and were authorized in the same fiscal year equals or exceeds 1% of the Average Market Capitalization of the Corporation for the immediately preceding fiscal year;

   (h) the entering into by the Corporation or any person controlled by the Corporation of any contract or commitments (other than for a transaction described in another clause of this Schedule) if the aggregate amount of annual expenses to be incurred by the Corporation and persons controlled by the Corporation pursuant to such contracts or commitments entered into in any fiscal year would exceed in any year of such contract or commitment the lower of (x) 1% of the Average Market Capitalization of the Corporation for the fiscal year immediately preceding the year in which such Contract or Commitment is entered into or (y) $100 million;

   (i) any amendment to or modification of any provision of the Restated Certificate of Incorporation or By-laws of the Corporation as in effect from time to time;

   (j) any merger or consolidation of the Corporation with or into any other person and any binding share exchange to which the Corporation is a party;

   (k) any merger, consolidation or binding share exchange to which any person controlled by the Corporation is a party which involves any action that constitutes a Fundamental Board Decision under any other clause of this Schedule (e.g. if it involves the acquisition of assets and the amount exceeds the applicable amount determined in accordance with clause (d) above);

   (l) the declaration or payment of any dividend or distribution by the Corporation or any person controlled by the Corporation (other than the payment of a dividend or making of a distribution to the Corporation by a wholly owned subsidiary of the Corporation), other than under the Rights Plan;

   (m)  the dissolution, liquidation or winding up of (x) the Corporation or
(y) any person controlled by the Corporation if, in the case of this clause
(y), any action that constitutes a Fundamental Board Decision under any other clause of this Schedule is involved;

   (n) the entering into by the Corporation or any person controlled by the Corporation of any agreement or the obtaining by the Corporation or any person controlled by the Corporation of any license or franchise which purports to restrict the persons or categories of persons to whom shares of the Corporation's common stock may be transferred, or imposes or purports to impose obligations on a stockholder as such or to bind or otherwise encumber such shareholder's shares of Common Stock or any of its other assets other than the Rights Plan;

   (o) any amendment of or waiver under the Rights Plan that would extend the term or the expiration date of the Rights Plan, add any new Exempt Person (as defined in the Rights Plan) (or have the equivalent effect), or change the definition of Acquiring Person (or any defined term used in such definition) in a manner that would be adverse to any Exempt Person, or the adoption or implementation of any new plan with an intended effect equivalent to those of the Rights Plan;

   (p) the incurrence by the Corporation or any person controlled by the Corporation of indebtedness or the replacement or refinancing thereof unless after giving effect to the incurrence such indebtedness the aggregate outstanding principal amount of the indebtedness of the Corporation and all persons controlled by the Corporation would not exceed the sum of (i) $550 million and (ii) 1% of the Average Market Capitalization of the Corporation for the immediately preceding fiscal year;

   (q) any change in the accountants for the Corporation (which accountants shall initially be KPMG LLP);

   (r) the institution, settlement or abandonment of any legal action or arbitration in the name of the Corporation or any person controlled by the Corporation involving a claim or claims for equitable relief or monetary damages aggregating in excess of (i) $25 million if the Corporation is the defendant in such action or

(ii) 1% of the Average Market Capitalization of the Corporation for the immediately preceding fiscal year if the Corporation is the plaintiff in such action, or involving a claim or claims by any governmental authority;

   (s) the incurrence of any capital expenditures for tangible assets in excess of $50 million in any fiscal year;

   (t) the making by the Corporation or any person controlled by the Corporation of any loan or other advance of money to any person (excluding for this purpose financing provisions contained in purchase agreements entered into in the ordinary course of business) or the guaranteeing of the obligations of any person, unless the amounts involved are less than $5 million in the aggregate outstanding at any time and such person is not an Affiliated Party (as defined below);

   (u) the adoption or change of a significant tax or accounting practice or principle of the Corporation or the making of any significant tax or accounting election by the Corporation or the adoption of any position for purposes of any tax return that will have a material adverse effect on any "United States Shareholder" (defined as a United States person who owns or is deemed to own 10% or more of the voting power of a foreign corporation) or any affiliates (within the meaning of Rule 12b-2 under the Exchange Act) of a United States Shareholder;

   (v) any transaction with an Affiliated Party (provided that the entering into of an employment agreement with or the payment of compensation to an employee of the Corporation or any person controlled by the Corporation, in his or her capacity as such, which has been duly approved by the Compensation Committee, shall not be deemed a transaction with an Affiliated Party);

   (w) any changes in the composition of the Office of the Chief Executive (i.e., the number and type of executive officers included), except as otherwise contemplated by these By-laws, or the assignment to any officer that is not a member of the Office of the Chief Executive of the powers, duties or responsibilities of a member of the Office of the Chief Executive; provided that this item shall not be deemed to prevent the delegation by an officer of the Corporation of his or her duties to a subordinate officer or employee;

   (x) any matter that by the express terms of the By-laws or the Certificate require the approval of a specified percentage of the entire Board or number of the members then authorized;

   (y) any change in the composition of or the delegation of additional powers or duties to any of the Executive Committee, Compensation Committee, Special Committee, Audit Committee, TVG Director Committee, GS Director Committee or Tie-breaking Committee or the establishment of any new committees of the Board; and

   (z) any determination pursuant to Section 2.13 of the By-laws to pay compensation to directors, other than the Independent Directors, in their capacity as such.

   For purposes hereof, the term "Affiliated Party" means any director or officer of the Corporation or any director or officer of any person controlled by the Corporation, any holder of 5% or more of the Corporation's common stock and the respective affiliates and associates (within the meaning of Rule 12b-2 under the Exchange Act) of the foregoing.

   For purposes hereof, the term "Business" shall include (subject to the following sentence) each of the following regardless of the method by which the Corporation conducts the same, and notwithstanding the fact that neither TVG nor the Corporation may or may not have been conducting the following activities:

      (a) designing, specifying, developing, publishing, distributing, operating, marketing, licensing and/or selling (and preparing and offering to do any of the foregoing) (i) program listing guides and program promotion services, whether in print or electronic form and whether passive or interactive, in any and all markets, (ii) interactive advertising, information and data services and other products and services (including news, weather, and sports information and e-commerce, but excluding full motion video programming services) ancillary to, incorporated in, accessed from within or provided, marketed or sold, in connection with any such guide, and (iii) related data broadcasting services;

      (b) designing, specifying, developing, publishing, distributing, operating, marketing, licensing and/or selling (and preparing and offering to do any of the foregoing) (i) products and services enabling sorting, selecting, recording, time shifting and/or personal storage of data, including television programming and other video and multimedia data and any other such services that will enhance the businesses described in subparagraph (a) and (ii) interactive gaming services, including horse racing, betting and lotteries;

      (c) developing, investing in, licensing and otherwise exploiting technologies and intellectual property rights related to or useful in the businesses described in clauses (a) and (b);

      (d) the marketing and sale of program listings data to third parties to the extent not otherwise encompassed in clauses (a) or (b);

      (e) the marketing and sale of available advertising inventory on all platforms referred to in clauses (a) and (b) above;

      (f)  the marketing and distribution of superstation programming;

      (g) the marketing and distribution of direct-to-home satellite-delivered entertainment services to C-band satellite dish owners;

      (h)  the provision of information technology consulting services;

      (i) the provision of point-to-multi-point audio and data satellite transmission services;

      (j) the provision of call center based subscriber management services to multi-channel video programming providers; and

      (k) any business other than businesses described in subparagraphs (a) through (j) above that has been authorized by the Board of Directors.

   Notwithstanding the foregoing, if at any time following the Effective Time the Corporation ceases to conduct directly and indirectly any such business referenced in clauses (f) through (j) above (whether as a result of the disposition of all of the assets comprising any such business or of the Corporation's interest in the subsidiary conducting the same or otherwise) then such business shall thereupon cease to be included within the scope of the Business.

   For purposes hereof, the term "Average Market Capitalization" means one-half of the sum of the Market Capitalization of the Corporation on the first day of the relevant period and on the last day of the relevant period; provided, that with respect to the Corporation's fiscal year in which the Effective Time occurs, such term shall mean one-half of the sum of the Market Capitalization of the Corporation on the business day immediately following the Effective Time and on the last day of the Corporation's fiscal year. "Market Capitalization" means the product of the number of shares of the Corporation's common stock outstanding on the relevant date times the average of the market prices of the Corporation's common stock for the 20 consecutive trading days immediately preceding such date; provided that with respect to the relevant date which is the business day immediately following the Effective Time, the term shall mean the product of the number of shares of the Corporation's Common Stock outstanding on such date times the market price of the Corporation's common stock on such date.

   For purposes hereof, the term "Rights Plan" means the Rights Agreement, dated as of July 10, 1998, between Gemstar International Group Limited and American Stock Transfer and Trust, as rights agent, as in effect immediately following the Effective Time.


_______________
* If the Corporation replaces the Rights Plan with a new rights plan as contemplated by the Merger Agreement, this definition will be amended appropriately.

                                   Exhibit D

                      GEMSTAR INTERNATIONAL GROUP LIMITED

                                      and

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 Rights Agent

                     Amended and Restated Rights Agreement

                      Effective as of February ___, 2000

Section 1.    Certain Definitions..................................................   1

Section 2.    Appointment of Rights Agent..........................................   4

Section 3.    Issue of Right Certificates..........................................   4

Section 4.    Form of Right Certificates...........................................   5

Section 5.    Countersignature and Registration....................................   5

Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates;
              Mutilated, Destroyed, Lost or Stolen Right Certificates..............   6

Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights........   6

Section 8.    Cancellation and Destruction of Right Certificates...................   7

Section 9.    Availability of Preferred Shares.....................................   7

Section 10.   Preferred Shares Record Date.........................................   8

Section 11.   Adjustment of Purchase Price, Number of Shares or Number of Rights...   8

Section 12.   Certificate of Adjusted Purchase Price or Number of Shares...........  14

Section 13.   Consolidation, Merger or Sale or Transfer of Assets or Earning Power.  14

Section 14.   Fractional Rights and Fractional Shares..............................  15

Section 15.   Rights of Action.....................................................  16

Section 16.   Agreement of Right Holders...........................................  16

Section 17.   Right Certificate Holder Not Deemed a Stockholder....................  16

Section 18.   Concerning the Rights Agent..........................................  17

Section 19.   Merger or Consolidation or Change of Name of Rights Agent............  17

Section 20.   Duties of Rights Agent...............................................  18

Section 21.   Change of Rights Agent...............................................  19

Section 22.   Issuance of New Right Certificates...................................  20

Section 23.   Redemption...........................................................  20

Section 24.   Exchange.............................................................  21

Section 25.   Notice of Certain Events.............................................  22

Section 26.   Notices..............................................................  22

Section 27.   Supplements and Amendments...........................................  23

Section 28.   Successors...........................................................  23

Section 29.   Benefits of this Agreement...........................................  23

Section 30.   Severability.........................................................  23

Section 31.   Governing Law........................................................  24

Section 32.   Counterparts.........................................................  24

Section 33.   Descriptive Headings.................................................  24

Exhibit A - Rights and Preferences of Series A Junior Preferred Stock

Exhibit B - Form of Right Certificate

          THIS AMENDED AND RESTATED RIGHTS AGREEMENT (this "Agreement"), is made effective as of February ___, 2000, by and between Gemstar International Group Limited, a Delaware corporation which is the continuation of Gemstar International Group Limited, a British Virgin Islands corporation (the Delaware entity as the continuation of the British Virgin Island corporation is referred to herein as the "Company"), and American Stock Transfer & Trust Company, a New York company (the "Rights Agent").

          WHEREAS, the Board of Directors of the Company previously authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as such term is hereinafter defined) of the Company outstanding on the later of (i) July 10, 1998, and (ii) such date as permitted by the Nasdaq Stock Market (the "Record Date"), each Right representing on the Record Date the right to purchase one one-hundredth of a Preferred Share (as such term is hereinafter defined), upon the terms and subject to the conditions set forth in the Rights Agreement (the "Original Agreement"), dated as of July 10, 1998 (the "Original Agreement Date"), and further authorized and directed the issuance of one Right with respect to each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

          WHEREAS, pursuant to Section 388 of the Delaware General Corporation Law, the Company has, as of the date hereof, changed its place of incorporation from the British Virgin Islands to the State of Delaware (the "Domestication") by filing with the Delaware Secretary of State (i) a certificate of domestication and (ii) a certificate of incorporation.

          WHEREAS, in connection with the Domestication, the Company is amending and restating the Original Agreement as herein set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Original Agreement is hereby amended and restated in its entirety as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the
                     -------------------
following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan or any Exempt Person (as such term is hereinafter defined); provided, however, that in the event that
                                       --------  -------
any Exempt Person shall after July 10, 1998 become the Beneficial Owner of any additional Common Shares of the Company (other than by exercise of employee or director options granted prior to or after the Original Agreement Date by the Company), then such Exempt Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of (i) an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to

15% or more of the Common Shares of the Company then outstanding, or (ii) a grant or exercise of employee or director options granted prior to or after the Original Agreement Date by the Company; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

               (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the Original Agreement Date.

               (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                   (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                   (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the
                --------  -------
     Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person
                                              --------  -------
     shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on
     Schedule 13D under the Exchange Act (or any comparable or successor report); or

                   (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

          (e) "Close of Business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business
                         --------  -------
Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

          (f) "Common Shares" when used with reference to the Company shall mean the shares of common stock (formerly ordinary shares), par value $0.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

          (g) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

          (h) "Exempt Person" means Thomas Lau, or such Person or Persons who succeed to ownership of his Common Shares either by will or pursuant to applicable statutes of descent and distribution.

          (i) "Final Expiration Date" shall have the meaning set forth in
Section 7.

          (j) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (k) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock (formerly Series A Junior Participating Preference Shares), par value $0.01 per share, of the Company having the rights and preferences set forth in Exhibit A.

          (l) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

          (m) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (n) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          Section 2. Appointment of Rights Agent. The Company hereby appoints
                     ---------------------------
the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

          Section 3. Issue of Right Certificates. (a) Until the earlier of (i)
                     ---------------------------
the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to or after such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares (including any such date which is after the Original Agreement Date and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

          (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the date hereof but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement between Gemstar International Group Limited and American Stock Transfer & Trust Company, effective as of February ___,

     2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Gemstar International Group Limited. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Gemstar International Group Limited will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person (as defined in the Rights Agreement) who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

          With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

          Section 4. Form of Right Certificates. The Right Certificates (and the
                     --------------------------
forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, each of the Right Certificates shall (as of the Original Agreement Date) entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

          Section 5. Countersignature and Registration. The Right Certificates
                     ---------------------------------
shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer or its Secretary, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

          Section 6. Transfer, Split Up, Combination and Exchange of Right
                     -----------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject
---------------------------------------------------------------------
to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of
                     ------------------------------------------------------
Rights. (a) The registered holder of any Right Certificate may exercise the
------
Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on July 10, 2008 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

          (b) The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall (as of the Original Agreement Date) initially be $225.00, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          Section 8.  Cancellation and Destruction of Right Certificates.  All
            --------------------------------------------------
Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.  Availability of Preferred Shares.  The Company covenants
            --------------------------------
and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with

Section 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

          Section 10. Preferred Shares Record Date. Each person in whose name
                      ----------------------------
any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon
--------  -------
which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. Adjustment of Purchase Price, Number of Shares or Number
                      --------------------------------------------------------
of Rights. The Purchase Price, the number of Preferred Shares covered by each
---------
Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the Original Agreement Date (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided,
                                                                  --------
     however, that in no event shall the consideration to be paid upon the
     -------
     exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

               (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

               From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

               (iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall
                                    --------  -------
the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that
                                                        --------  -------
in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

               (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Original Agreement Date), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of
                     --------  -------
     this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right

Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

          (n) In the event that at any time after the Original Agreement Date and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

          Section 12. Certificate of Adjusted Purchase Price or Number of
                      ---------------------------------------------------
Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof,
------
the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

          Section 13. Consolidation, Merger or Sale or Transfer of Assets or
                      ------------------------------------------------------
Earning Power. In the event, directly or indirectly, at any time after a Person
-------------
has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The

Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

          Section 14. Fractional Rights and Fractional Shares. (a) The Company
                      ---------------------------------------
shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of
                --------
such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

          Section 15.  Rights of Action.  All rights of action in respect of
                       ----------------
this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

          Section 16.  Agreement of Right Holders.  Every holder of a Right, by
                       --------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          Section 17.  Right Certificate Holder Not Deemed a Stockholder.  No
                       -------------------------------------------------
holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18.  Concerning the Rights Agent.  The Company agrees to pay
                       ---------------------------
to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in
Section 20 hereof.

          Section 19. Merger or Consolidation or Change of Name of Rights Agent.
                      ---------------------------------------------------------
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a
        --------
successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the
                       ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, the Chief Financial Officer, or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          Section 21.  Change of Rights Agent.  The Rights Agent or any
                       ----------------------
successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing, mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (A) a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (B) an affiliate of such a corporation. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates.

          Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22.  Issuance of New Right Certificates.  Notwithstanding any
                       ----------------------------------
of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          Section 23.  Redemption.  (a) The Board of Directors of the Company
                       ----------
may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Original Agreement Date (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this
Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure
                                           --------- -------
to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or

Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in
Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

          Section 24.  Exchange.  (a) The Board of Directors of the Company may,
                       --------
at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Original Agreement Date (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange;
provided, however, that the failure to give, or any defect in, such notice shall
--------  -------
not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

          (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

          (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares.
In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

          Section 25.  Notice of Certain Events.  (a) In case the Company shall
                       ------------------------
propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier. The Domestication is not subject to this Section 25.

          (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

          Section 26.  Notices.  Notices or demands authorized by this Agreement
                       -------
to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Gemstar International Group Limited
               135 North Los Robles Avenue, Suite 800
               Pasadena, California  91101
               Attention:  Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               American Stock Transfer & Trust Company
               40 Wall Street, 46th Floor
               New York, New York  10005
               Attention:  Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 27.  Supplements and Amendments.  The Board of Directors may
                       --------------------------
from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person
                  --------  -------
becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.

          Section 28.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29.  Benefits of this Agreement.  Nothing in this Agreement
                       --------------------------
shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          Section 30.  Severability.  If any term, provision, covenant or
                       ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 31.  Governing Law.  This Agreement and each Right Certificate
                       -------------
issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          Section 32.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33.  Descriptive Headings.  Descriptive headings of the
                       --------------------
several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                         GEMSTAR INTERNATIONAL GROUP
ATTEST:                                  LIMITED

By:______________________________        By:______________________________
Name:                                    Name:
Title:                                   Title:


                                         AMERICAN STOCK TRANSFER AND TRUST
ATTEST:                                  COMPANY


By:______________________________        By:______________________________
Name:                                    Name:
Title:                                   Title:

                                                                       Exhibit A

            Rights and Preferences of Series A Junior Preferred Stock

     Article XI of the Certificate of Incorporation of Gemstar International Group Limited sets forth the rights and preferences of the Series A Junior Preferred Stock as follows:

                                   SECTION A

                           DIVIDENDS AND DISTRIBUTIONS

          (1) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of the Corporation's Common Stock, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (2) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A

                                  Exhibit A-1

Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                                   SECTION B

                                  VOTING RIGHTS

          The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (2) Except as otherwise provided herein, in any other amendment to this Certificate creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the Corporation's stockholders.


                                  Exhibit A-2

          (3) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                                   SECTION C

                              CERTAIN RESTRICTIONS

          (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section A are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this Section C, purchase or otherwise acquire such shares at such time and in such manner.

                                  Exhibit A-3

                                   SECTION D

                                REACQUIRED SHARES

          Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or as otherwise required by law.

                                   SECTION E

                     LIQUIDATION, DISSOLUTION OR WINDING UP

          Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                   SECTION F

                          CONSOLIDATION, MERGER, ETC.

          In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the


                                  Exhibit A-4
aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                   SECTION G

                                  NO REDEMPTION

         The shares of Series A Preferred Stock shall not be redeemable.


                                   SECTION H

                                      RANK

          The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.


                                   SECTION I

                              AMENDMENT OF ARTICLE

          This Article shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                                  Exhibit A-5

                                                                       Exhibit B

                            Form of Right Certificate

Certificate No. R-                                                _______ Rights

          NOT EXERCISABLE AFTER JULY 10, 2008 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate

                       GEMSTAR INTERNATIONAL GROUP LIMITED

          This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, effective as of February ___, 2000 (the "Rights Agreement"), between Gemstar International Group Limited, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York time, on July 10, 2008 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preference Shares, par value $1.00 per share (the "Preferred Shares"), of the Company, at a purchase price of $225.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 10, 1998, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right

                                  Exhibit B-1

Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Shares (as such term is defined in the Rights Agreement).

          No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


                                  Exhibit B-2

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________________.

                                               GEMSTAR INTERNATIONAL GROUP
ATTEST:                                        LIMITED


By:___________________________                 By:_________________________


Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:  __________________________
     Authorized Signature




                                  Exhibit B-3

                   Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

          FOR VALUE RECEIVED ______________________________________ hereby sells, assigns and transfers unto_______________________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ________________

                                                   _____________________________
                                                   Signature

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                  ______________________________
                                                  Signature

--------------------------------------------------------------------------------

                                  Exhibit B-4

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate.)

To:  GEMSTAR INTERNATIONAL GROUP LIMITED

          The undersigned hereby irrevocably elects to exercise______________ __________Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated:_____________________

                                     _________________________________
                                     Signature

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


                                  Exhibit B-5

--------------------------------------------------------------------------------

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                            ____________________
                                                            Signature

-------------------------------------------------------------------------------

                                     NOTICE

          The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                  Exhibit B-6

                                   Exhibit E

RIGHTS PLAN AMENDMENT

Section 1.  Certain Definitions.  The definitions in Section 1 would be revised
            -------------------
to read as follows:

(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan or any Exempt Person (as such term is hereinafter defined) (provided, however, that in the event that any Exempt Person shall after the Effective Time of the Merger become the Beneficial Owner of any additional Common Shares of the Company (other than by an Exempt Transaction) then such Exempt Person shall be deemed to be an "Acquiring Person"). Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of (i) an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding, or (ii) a grant or exercise of employee or director options granted prior to or after the Original Agreement Date by the Company; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of an acquisition of Common Shares by the Company and shall, after such an acquisition by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than in an Exempt Transaction), then such Person shall be deemed to be an "Acquiring Person". Furthermore, notwithstanding the foregoing, the term Acquiring Person shall not include any Person who or which as of any time becomes the Beneficial Owner of more than 15% of the Common Shares outstanding as of such time (i) solely as the result of the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if such acquisition was made in the good faith belief that such acquisition would not cause either the number of Common Shares beneficially owned by such Person, together with its Affiliates and Associates, to exceed 15% of the Common Shares outstanding at the time of such acquisition or otherwise cause a Distribution Date or the adjustment provided in
Section 11(a) to occur and such good faith belief was based on the good faith reliance on information contained in publicly filed reports or documents of the Company which were inaccurate or out-of-date or (ii) solely as the result of the acquisition of beneficial ownership of any Common Shares by any of such Person's Affiliates or Associates who or which are not Controlled Related Parties of such Person or (iii) solely as the result of any transaction or event pursuant to which any Person who or which beneficially owns any Common Shares and was not previously an Affiliate or Associate of such Person becomes an Affiliate or Associate of such Person, (iv) solely as the result of the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if such acquisition was made in the good faith belief that such acquisition would not cause the number of Common Shares beneficially owned by such Person, together with its Affiliates and Associates, to exceed 15% of the Common Shares outstanding at the time of such acquisition or otherwise cause a Distribution Date or the adjustment provided in Section 11(a) to occur and such good faith belief was based on the good faith reliance on inaccurate or out-of-date information concerning the number of Common Shares beneficially owned by any Affiliates or Associates of such Person who or which are not Controlled Related Parties of such Person; provided, however, that in the case of any of clauses (i) through
             --------  -------
(iv) (each an "Inadvertent Acquisition"), the percentage of the Common Shares outstanding represented by the number of Common Shares beneficially owned by such Person is reduced to 15% or less within the applicable cure period or, in the case of an Exempt Person, such Exempt Person and its Controlled Related Parties dispose within the applicable cure period of Beneficial Ownership of a number of Common Shares equal in the aggregate to the number of Common Shares Beneficial Ownership of which was acquired in the Inadvertent Acquisition. For purposes of the immediately preceding sentence, the "applicable cure period" shall be the period commencing on (and including) the date that such Person becomes aware that the number of Common Shares beneficially owned by such Person exceeds 15% of the Common Shares outstanding (or, in the case of an Exempt Person, the date such Person first becomes aware of the Inadvertent Acquisition) (except that if such Person has separately agreed in writing with the Company to notify the Company once such Person becomes aware of such fact, the cure period shall commence on (and include) the date of receipt by such Person of written notice from the Company that the number of Common Shares beneficially owned by such Person exceeds, as of the date such notice is given, 15% of the Common Shares outstanding as of such date) and ending upon the Close of Business on (i) the fifth Business Day after such date in the case of any Person described in clause (i) of the immediately preceding sentence or (ii) the tenth Business Day after such date in the case of any Person described in clause (ii), (iii) or
(iv) of the immediately preceding sentence; provided, however, that if such
                                            --------  -------
reduction or disposition would require the disposition by such Person or any of its Affiliates or Associates of any Common Shares and such Person notifies the Company in writing that, in such Person's good faith belief, such disposition within such period could not reasonably be accomplished without violation of applicable law or could reasonably be accomplished only for consideration or on terms materially disadvantageous as compared to the consideration or terms on which such disposition could be accomplished during some longer period of time, then such period shall be extended for such time as the directors of the Company whose approval would be required to redeem the Rights under Section 24 shall reasonably deem to be required in order to prevent such violation of applicable law or shall reasonably deem to be sufficient to minimize such disadvantageous effect (as the case may be), subject to the condition that such Person shall during the cure period, as extended (or until such earlier time at which such Person, together with its Affiliates and Associates, otherwise ceases to beneficially own more than 15% of the outstanding Common Shares), diligently and in good faith proceed to effect the required disposition as expeditiously as reasonably practicable and comply with any arrangements regarding the voting of a number of Common Shares beneficially owned by such Person, together with its Affiliates and Associates, equal to the number so required to be disposed of pending completion of such disposition as such directors of the Company shall request (including arrangements not to vote such number of Common Shares or only to vote such number of Common Shares in a manner approved by such directors of the Company). For purposes of this definition, the determination of whether any Person (other than a director of the Company, in his or her capacity as a director of the Company) acted in "good faith" shall be conclusively determined in good faith by those directors of the Company whose approval would be required to redeem the Rights under Section 24.

(b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the Original Agreement Date; provided, however, that (i) neither AT&T Corp. nor any of its subsidiaries shall be considered an Affiliate or Associate of Liberty as long as (x) it is not a Controlled Related Party of Liberty and (y) AT&T Corp. or any of its subsidiaries and Liberty have not and do not agree to act in concert or to form a group, as such term is defined in Section 13(d)(3) of the Exchange Act with respect to Common Shares of the Company, (ii) no Affiliate or Associate of Liberty as of the date hereof that is not a Controlled Related Party of Liberty shall be deemed an Affiliate or Associate of Liberty provided that such Person and Liberty have not and do not agree to act in concert or to form a group, as such term is defined in
Section 13(d)(3) of the Exchange Act with respect to Common Shares of the Company and (iii) no Affiliate or Associate of News as of the date hereof that is not a Controlled Related Party of News shall be deemed an Affiliate or Associate of News provided that such Person and News have not and do not agree to act in concert or to form a group, as such term is defined in Section 13(d)(3) of the Exchange Act with respect to Common Shares of the Company.

(c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange and no Exempt Person shall be deemed the Beneficial Owner of, or to beneficially own, any securities it has the right to acquire in any Exempt Transaction until such securities are purchased; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) the beneficial ownership of such security is not also then reportable on
Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c) (ii) (B)) or disposing of such securities.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, (i) the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder and (ii) none of Henry Yuen, Liberty or any of its Controlled Related Parties, and News or any of its Controlled Related Parties shall, as a result of the transactions expressly contemplated by the Merger Agreement and the exhibits thereto, be deemed to have Beneficial Ownership of Securities with respect to which any of such other Persons has Beneficial Ownership.

(d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

(e) "Close of Business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

(f) "Common Shares" when used with reference to the Company shall mean the shares of common stock (formerly ordinary shares), par value $0.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(g) "Controlled Related Party" means, when used with respect to any specified Person, each Affiliate or Associate of such Person if such Person possesses, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons, the power to direct decisions regarding the acquisition, disposition or voting by such Affiliate or Associate of Common Shares or rights to acquire or vote Common Shares. A Person with respect to which two Exempt Persons (other than Thomas Lau and Dynamic Core Holdings Limited) share the power to direct such decisions shall be deemed a Controlled Related Party of each such Exempt Person.

(h)  "Distribution Date" shall have the meaning set forth in Section 3 hereof.

(i)  "Effective Time of the Merger" means the closing of the Merger.

(j) "Exempt Person" means each of Thomas Lau, or such Person or Persons who succeed to ownership of his Common Shares either by will or pursuant to applicable statutes of descent and distribution and Dynamic Core Holdings Limited, a British Virgin Islands corporation, for so long as such entity is wholly owned by Thomas Lau or his successors, Liberty and its Controlled Related Parties, and News and its Controlled Related Parties.

(k) "Exempt Transaction" shall mean (i) each of the ownership and exercise by any Exempt Person (other than Thomas Lau and Dynamic Core Holdings Limited) of the right to acquire, and/or the acquisition by any Exempt Person (other than Thomas Lau and Dynamic Core Holdings Limited) of, Beneficial Ownership of Common Shares beneficially owned by any other Exempt Person (other than Thomas Lau and Dynamic Core Holdings Limited) or Henry Yuen,

(ii) the acquisition by any Exempt Person (other than Thomas Lau and Dynamic Core Holdings Limited) of Beneficial Ownership of additional Common Shares which do not, in the aggregate, exceed the number of Common Shares transferred by Henry Yuen before or after the Effective Time of the Merger to Persons other than any Exempt Person (other than Thomas Lau and Dynamic Core Holdings Limited) pursuant to a Permitted Transfer or a Fast-Track Sale (as such terms are defined in the Stockholders Agreement, dated as of October 4, 1999, by and among the Company, Liberty, News and Henry Yuen), (iii) the grant to or exercise by any Exempt Person of employee or director options granted prior to or after the Original Agreement Date by the Company, and (iv) an agreement, arrangement or understanding solely among Exempt Persons (other than Thomas Lau and Dynamic Core Holdings Limited) with respect to voting, holding, acquiring or disposing of Beneficial Ownership of Common Shares.

(l) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

(m) "Liberty" shall mean Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all, of its business and assets.

(n) "Merger" shall mean the merger contemplated by that certain Agreement and Plan of Merger dated as of October 4, 1999 by and among Gemstar International Group Limited, a British Virgin Islands corporation, G Acquisition Subsidiary, a Delaware corporation, and TV Guide, Inc., a Delaware corporation (the "Merger Agreement").

(o) "News" shall mean The News Corporation Limited, a South Australia, Australia corporation, and any successor (by merger, consolidation, transfer or otherwise) to all, or substantially all, of its business and assets.

(p) "Person" shall mean any individual, firm, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

(q) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock (formerly Series A Junior Participating Preference Shares), par value $0.01 per share, of the Company having the rights and preferences set forth in Exhibit A.

(r)  "Redemption Date" shall have the meaning set forth in Section 7 hereof.

(s) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

(r) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

Section 11.  Adjustment of Purchase Price, Number of Shares or Number of Rights.
             ------------------------------------------------------------------
The last sentence of the first paragraph of Section 11(a)(ii) would be revised to add the phrase "Subject to Section 24" at the beginning of such sentence. As revised, the sentence will read as follows:

     "Subject to Section 24, in the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall

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

     not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights."

Section 24.  Exchange.  The last sentence of Section 24(a) would be revised to
             --------
read as follows:

     "Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan, or any Exempt Person (provided that with respect to the Exempt Person, the Exempt Person is not then an Acquiring Person))."

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